Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion of our report, dated June 28, 2013, with respect to the estimates of reserves and future net revenues as of June 30, 2013, as an exhibit to a Current Report on Form 8-K for Sanchez Energy Corporation.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-178920) and the Registration Statement on Form S-3 (Registration Number 333-185853) of such information.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
September 7, 2013